As filed with the Securities and Exchange Commission on June 25, 2020
Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
Sabra Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)
___________________

Maryland	27-2560479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550
Irvine, CA 92612
(Address, including zip code, of Principal Executive Offices)
___________________

Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan
(Full title of the plan)
___________________

Richard K. Matros
Chairman, President and Chief Executive Officer
Sabra Health Care REIT, Inc.
18500 Von Karman Avenue, Suite 550
Irvine, CA 92612
(888) 393-8248
(Name, address and telephone number, including area code, of agent for service)

COPY TO:
Andor D. Terner, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, CA 92660
(949) 823-6900
___________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, $0.01 par value per share	8,173,922 (1) shares	$13.495 (2)	$110,307,077.39 (2)	$14,317.86 (2)

(1)
This Registration Statement covers, in addition to the number of shares of Sabra Health Care REIT, Inc., a Maryland corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (the “2009 Plan”) as a result of one or more adjustments under the 2009 Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 24, 2020, as quoted on the Nasdaq Global Select Market.

The Exhibit Index for this Registration Statement is at page 4.

EXPLANATORY NOTE
This Registration Statement is filed by the Company to register additional securities issuable pursuant to the 2009 Plan and consists of only those items required by General Instruction E to Form S-8.
__________________________
PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)
The Company’s Registration Statements on Form S-8, filed with the Commission on December 22, 2010, July 2, 2014 and August 18, 2017 (Commission File Nos. 333-171350, 333-197216 and 333-220055, respectively);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2019, filed with the Commission on February 24, 2020 (Commission File No. 001-34950);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2020, filed with the Commission on May 6, 2020 (Commission File No. 001-34950);

(d)	The Company’s Current Report on Form 8-K, filed with the Commission on June 12, 2020 (Commission File No. 001-34950); and

(e)
The description of the Company’s Common Stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2019, filed with the Commission on February 24, 2020 (Commission File No. 001-34950), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 8.	Exhibits
See the attached Exhibit Index at page 4, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.
Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan, as amended. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 12, 2020 (Commission File No. 001-34950) and incorporated herein by this reference).

5.	Opinion of Venable LLP (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 25, 2020.

SABRA HEALTH CARE REIT, INC.

By:	/S/ RICHARD K. MATROS
Richard K. Matros
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Richard K. Matros and Harold W. Andrews, Jr., or either one or both of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RICHARD K. MATROS	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 25, 2020
Richard K. Matros

/S/ HAROLD W. ANDREWS, JR.	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 25, 2020
Harold W. Andrews, Jr.

/S/ CRAIG A. BARBAROSH	Director	June 25, 2020
Craig A. Barbarosh

/S/ ROBERT A. ETTL	Director	June 25, 2020
Robert A. Ettl

/S/ MICHAEL J. FOSTER	Director	June 25, 2020
Michael J. Foster

Signature	Title	Date

/S/ RONALD G. GEARY	Director	June 25, 2020
Ronald G. Geary

/S/ LYNNE S. KATZMANN	Director	June 25, 2020
Lynne S. Katzmann

/S/ RAYMOND J. LEWIS	Director	June 25, 2020
Raymond J. Lewis

/S/ JEFFREY A. MALEHORN	Director	June 25, 2020
Jeffrey A. Malehorn

/S/ MILTON J. WALTERS	Director	June 25, 2020
Milton J. Walters